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                                                                EXHIBIT e(2)(c)

                                AMENDMENT NO. 2
                             DISTRIBUTION AGREEMENT
                                    between
                               AIM GROWTH SERIES
                                      and
                            A I M DISTRIBUTORS, INC.
                                 Class B Shares

        The Distribution Agreement (the "Agreement"), dated May 29, 1998, as amended March 18, 1999, by and between AIM Growth Series, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
                                       TO
                             DISTRIBUTION AGREEMENT
                                       OF
                               AIM GROWTH SERIES

CLASS B SHARES
--------------
AIM Basic Value Fund
AIM Euroland Growth Fund
AIM Japan Growth Fund
AIM Mid Cap Equity Fund
AIM New Pacific Growth Fund
AIM Small Cap Growth Fund"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Date: September 1, 1999

                                        AIM GROWTH SERIES


Attest: /s/ OFELIA M. MAYO              By: /s/ ROBERT H. GRAHAM
        ----------------------------       --------------------------------
               Assistant Secretary                    President

(SEAL)
                                        A I M DISTRIBUTORS, INC.



Attest: /s/ P. MICHELLE GRACE           By: /s/ MICHAEL J. CEMO
        ----------------------------       --------------------------------
               Assistant Secretary                    President

(SEAL)